Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STEADYMED LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STEADYMED LTD.

SCHEDULE 14A PROXY STATEMENT
AND
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 6, 2015

To Our Stockholders:

        You are cordially invited to attend our 2015 Annual General Meeting of Shareholders of SteadyMed Ltd., an Israeli corporation (the "Company"), which will be held on Thursday, August 6, 2015, at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

        The purpose of the meeting is:

  1.
  To elect the two directors named in the attached Proxy Statement, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders;

  2.
  To elect Donald Huffman (an existing director) and Elizabeth Cermak (a newly appointed director) to serve as the external directors of the Company, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders;

  3.
  To approve the annual retainer fees to be paid to the external directors and the non-employee directors;

  4.
  To approve the grant of stock options to the external directors and the non-employee directors;

  5.
  To approve the execution of indemnification agreements with the external directors;

  6.
  To approve the increase in the annual salary of the Chief Executive Officer;

  7.
  To approve the adoption by the Company of a compensation policy;

  8.
  To appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015; and

  9.
  To transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

        These items of business to be transacted at the meeting are more fully described in the proxy statement, which is part of this notice.

        The record date for the annual general meeting is Monday, June 15, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

        All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

        Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting.

By Order of the Board of Directors

/s/ JONATHAN M.N. RIGBY Mr. Jonathan M.N. Rigby, President, CEO, and Director

July 2, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2015
The proxy statement, proxy card and financial statements as included in our prospectus filed on March 20, 2015 are available at www.cstproxy.com/steadymed/2015

STEADYMED LTD.

PROXY STATEMENT

Page
Notice of Annual General Meeting of Shareholders
2015 Proxy Statement	1
Questions and Answers about the 2015 Annual General Meeting of Shareholders	2
PROPOSAL 1: Election of Directors	8
PROPOSAL 2: Election of External Directors	10
Structure and Practices of the Board of Directors	12
PROPOSAL 3: Approval of the Annual Retainer Fees to be Paid to the External Directors and the Non-Employee Directors	20
PROPOSAL 4: Approval of the Grant of Stock Options to the External Directors and the Non-Employee Directors	20
PROPOSAL 5: Approval of the Execution of Indemnification Agreements with the External Directors	21
PROPOSAL 6: Approval of the Increase in the Annual Salary of the Chief Executive Officer	22
PROPOSAL 7: Approval of the Adoption of a Compensation Policy	22
PROPOSAL 8: Appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's Independent Auditor for the year ending December 31, 2015	24
Fees Paid to the Independent Auditor	24
Report of The Audit Committee	25
Other Information Regarding the Company	26
Security Ownership of Certain Beneficial Owners and Management	27
Executive Compensation	30
No Dissenters' Rights	35
Certain Relationships and Related Transactions	35
Other Matters	37
Stockholder Proposals	37
Additional Information	37

STEADYMED LTD.
5 Oppenheimer Street
Rehovot 7670105, Israel
2015 PROXY STATEMENT

        This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of SteadyMed Ltd., an Israeli corporation ("we", "us", "our", or the "Company"), in connection with our Annual General Meeting of Shareholders to be held on Thursday, August 6, 2015 at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583.

        At the meeting, stockholders will vote on (i) the election of two directors, (ii) the election of two external directors, (iii) the annual retainer fees to be paid to the external directors and the non-employee directors, (iv) the grant of stock options to the external directors and the non-employee directors, (v) the execution of indemnification agreements with the external directors, (vi) an increase in the annual salary of the Chief Executive Officer; (vii) the adoption by the Company of a compensation policy, and (viii) the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

        The record date for the meeting is June 15, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

        By signing and returning the proxy card, you authorize Jonathan M.N. Rigby, Chief Executive Officer of SteadyMed, to represent you and vote your shares at the meeting in accordance with your instructions. He may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of these provisions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some but not all of these reduced disclosure requirements.

        In addition, we are a "smaller reporting company" under Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934 and have elected to comply with certain of the requirements applicable to smaller reporting companies in connection with this proxy statement.

        We are first making available this proxy statement and accompanying materials to shareholders on or about July 2, 2015.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

 Questions and Answers about the 2015 Annual General Meeting of Shareholders

What is the purpose of the 2015 Annual General Meeting of Shareholders?

        At the 2015 Annual General Meeting of Shareholders, the shareholders will be asked to:

  1.
  Elect the two directors named in this proxy statement, each for a term of three years (Proposal 1);

  2.
  Elect Donald Huffman (an existing director) and Elizabeth Cermak (a newly appointed director) to serve as the external directors of the Company, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders (Proposal 2);

  3.
  Approve the annual retainer fees to be paid to the external directors and the non-employee directors (Proposal 3);

  4.
  Approve the grant of stock options to the external directors and the non-employee directors (Proposal 4);

  5.
  Approve the execution of indemnification agreements with the external directors (Proposal 5);

  6.
  Approve the increase in the annual salary of the Chief Executive Officer (Proposal 6);

  7.
  Approve the adoption by the Company of a compensation policy (Proposal 7); and

  8.
  Appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015 (Proposal 8).

        Shareholders also will transact any other business that may properly come before the meeting. Members of SteadyMed's management team will be present at the meeting to respond to appropriate questions from shareholders.

Who is entitled to vote?

        The record date for the meeting is June 15, 2015. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each Ordinary Share of the Company entitles the holder thereof to one vote on each matter properly brought before the 2015 Annual General Meeting. As of the Record Date, 13,581,155 Ordinary Shares were issued and outstanding.

What is the difference between being a "record holder" and holding shares in "street name"?

        A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

Am I entitled to vote if my shares are held in "street name"?

        If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of shares held in "street name". If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, the shares will be treated as broker non-votes. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the record holder.

What is the quorum requirement?

        A quorum is necessary to hold a valid meeting. The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold shares conferring at least 25% of the voting power of our company. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place, or any time and place as the directors designate in a notice to the shareholders. At such adjourned meeting, any two shareholders present in person or by proxy shall constitute a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement.

Who can attend the 2015 Annual General Meeting of Shareholders?

        All SteadyMed shareholders of record as of the close of business on June 15, 2015 may attend the 2015 Annual General Meeting of Shareholders. Directions to the meeting can be found at www.steadymed.com/contact

How many votes do I have?

        On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

Can I change my vote after I submit my proxy?

        If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

  •
  by signing and delivering another proxy with a later date;

  •
  by giving written notice of such revocation to our corporate secretary prior to or at the meeting; or

  •
  by voting in person at the meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the meeting and voting in person. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to our corporate secretary before your proxy is voted or before you vote in person at the meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions, and broker non-votes.

How does the Board of Directors recommend I vote on the proposals?

        The Board recommends that you vote FOR:

  •
  The election of the two nominees named in this proxy statement to the Board of Directors, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders;

  •
  The election of Donald Huffman (an existing director) and of Elizabeth Cermak (a newly appointed director) to serve as the external directors of the Company, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders;

  •
  The approval of the annual retainer fees to be paid to the external directors and the non-employee directors;

  •
  The approval of the grant of stock options to the external directors and the non-employee directors;

  •
  The approval of the execution of indemnification agreements with the external directors;

  •
  The approval of the increase in the annual salary of the Chief Executive Officer;

  •
  The approval of the adoption by the Company of a compensation policy; and

  •
  The appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015.

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, the proxy holders will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

        As of the date of this proxy statement, we know of no other business that will be presented at the meeting. If any other matter arises and is presented properly to the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the directors?

        The election of the directors requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy).

How many votes are required to elect the external directors?

        The election of the external directors requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy), provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (b) the total number of shares voted against the election of the external director by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) does not exceed 2% of the aggregate voting rights in the Company.

        The term "controlling shareholder" is defined in the Israeli Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include any shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

        The term "personal interest" is defined in the Israeli Companies Law as a person's or entity's personal interest in an act or a transaction of a company, (i) including the personal interest of (a) a relative (as defined below) of the person and (b) an entity in which the person or entity or any relative of the person serves as a director or the chief executive officer owns at least 5% of its issued share capital or voting rights or has the right to appoint one or more directors or the chief executive officer, but (ii) excluding a personal interest arising solely from the ownership of shares in the company. In the case of a person voting by proxy, "personal interest" includes the personal interest of the shareholder granting the proxy or the proxy holder (even if the proxy holder has no personal interest in the matter), whether or not the proxy holder has discretion how to vote.

How many votes are required to approve the annual retainer fees to be paid to the external directors and the non-employee directors?

        The approval of the annual retainer fees to be paid to the non-employee directors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote, assuming that the compensation policy is also approved. In the event that the compensation policy is not also approved, the approval of the annual retainer fees to be paid to the non-employee directors requires the affirmative vote of a special majority with regard to annual retainer fees to be paid to the external directors as detailed below.

        The approval of the annual retainer fees to be paid to the external directors requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy), provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (b) the total number of shares voted against the approval of such resolution by non-controlling shareholders and by shareholders who do not have a personal interest in approving such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) does not exceed 2% of the aggregate voting rights in the Company.

How many votes are required to approve the grant of stock options to the external directors and the non-employee directors?

        The approval of the grant of stock options to the external directors and the non-employee directors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote, assuming that the compensation policy is also approved. In the event that the compensation policy is not also approved, the approval of the grant of stock options to the external directors and the non-employee directors requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy), provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (b) the total number of shares voted against the approval of such resolution by non-controlling shareholders and by shareholders who do not have a personal interest in approving such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) does not exceed 2% of the aggregate voting rights in the Company.

How many votes are required to approve the execution of indemnification agreements with the external directors?

        Assuming that the compensation policy is also approved, the approval of the execution of indemnification agreements with the external directors requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote; otherwise, the approval of the execution of indemnification agreements with the external directors requires the affirmative vote of a majority of the shares present and voting at the meeting, provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in such indemnification arrangement; or (b) the total number of shares voted against the indemnification arrangement by non-controlling shareholders and shareholders who do not have a personal interest in the indemnification arrangement does not exceed 2% of the aggregate voting rights in the Company.

How many votes are required to approve the increase in the annual salary of the Chief Executive Officer?

        The approval of the increase in the annual salary of the Chief Executive Officer requires the affirmative vote of a majority of the shares present and voting at the meeting (in person or by proxy), provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (b) the total number of shares voted against the approval of such resolution by non-controlling shareholders and by shareholders who do not have a personal interest in approving such resolution (other than a personal interest not deriving from a relationship with a controlling shareholder) does not exceed 2% of the aggregate voting rights in the Company. Under the Israeli Companies Law, in certain circumstances, the Compensation Committee, followed by the Board of Directors, may approve the increase in salary even if the shareholders at the annual meeting do not provide their approval, provided that the Compensation Committee, followed the Board of Directors, override the shareholder decision after re-evaluating the issue and discussing the shareholders' opposition.

How many votes are required to approve the adoption by the Company of a compensation policy?

        The approval of the adoption by the Company of a compensation policy requires the affirmative vote of a majority of the shares present and voting at the meeting, provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in such compensation policy; or (b) the total number of shares voted against the indemnification arrangement by non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy does not exceed 2% of the aggregate voting rights in the Company.

How many votes are required to appoint our independent auditor?

        The appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

        An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal.

How will broker non-votes be treated?

        Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2015 Annual General Meeting of Shareholders?

        We plan to announce preliminary voting results at the 2015 Annual General Meeting of Shareholders and to publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") within four days of the 2015 Annual General Meeting of Shareholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Board Composition

        Under our restated articles of association, our board of directors must consist of at least five and not more than nine directors, including at least two external directors required to be appointed under the Israeli Companies Law (the "Companies Law"). Our board of directors currently consists of seven directors. Our board of directors has nominated Donald Huffman, an existing director, and Elizabeth Cermak, a newly appointed director, to serve as external directors, such that our board of directors will consist of five directors plus two external directors. The appointment of Donald Huffman and Elizabeth Cermak as external directors is subject to their election at this meeting pursuant to Proposal 2 below.

        Other than external directors, for whom special election and removal requirements apply under the Companies Law, our directors are divided into three classes that are each elected at a general meeting of our shareholders every three years, in a staggered fashion (such that one class is elected each year), and serve on the board of directors for three years or until they are removed by our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our restated articles of association.

        The three classes of directors serving staggered, three-year terms are as follows:

        Class I Directors (term expiring upon the annual general meeting of shareholders in 2015)

    Ron Ginor
    Brian Stark

        Class II Directors (term expiring upon the annual general meeting of shareholders in 2016)

    Keith Bank
    Stephen Farr

        Class III Directors (term expiring upon the annual general meeting of shareholders in 2017)

    Jonathan Rigby

        We expect that any additional directorships resulting from an increase in the number of directors, other than directorships held by external directors, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors other than our external directors. The division of our directors, other than our external directors, into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

        Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of our company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is one.

Current Nominees

        As mentioned above, directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of our Class I Directors will expire at this 2015 Annual General Meeting of Shareholders. Accordingly, the board of directors has nominated Ron Ginor and Brian Stark as Class I Directors for three-year terms expiring at the annual general meeting of shareholders to be held in 2018 and until their successors are elected and qualified.

        Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. The affirmative vote of a majority of the shares present at the meeting in person or represented by proxy and entitled to vote is required to elect each of the two nominees named in this proxy statement as directors.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES NAMED ABOVE.

        The following is a brief biography of the nominees for election as directors and for each continuing director:

Current Nominees whose Term Expires at this 2015 Annual General Meeting

        Ron Ginor, M.D., age 46, has served as a member of our board of directors since January 2009. Since June 2013, Dr. Ginor has served as Chief Executive of Unit 82, a strategic intelligence company. Dr. Ginor served as CEO at Becker & Associates Consulting, Inc., a highly specialized regulatory consulting firm, from 2011 to 2012. Dr. Ginor also served as President from January 2007 to August 2011, as Medical Director from September 2008 to July 2012, and as President from 2007 to 2012 of Becker Venture Services Group. At Becker, Dr. Ginor specialized in guiding medical device companies through initial research and development, clinical study development and management and, ultimately, FDA approval and third party reimbursement. Since October 2007, Dr. Ginor has served as the Managing Director for Samson Venture Partners, LLC, a life science investment fund. Dr. Ginor is a graduate of the Elliot School of International Affairs with a degree in International Economics, and the George Washington University School of Medicine. Prior to leaving academic medicine in 1997, Dr. Ginor worked on the development of conformal 3D radiation therapy modalities for prostate cancer treatment at The Memorial Sloan Kettering Cancer Center and on radio sensitizing drugs at Stanford University. Dr. Ginor holds several U.S. and International patents, and has published extensively in peer reviewed literature. We believe Dr. Ginor's medical, investment and management experience qualifies him to serve as a director of our company.

        Brian J. Stark, age 60, has served on our board of directors since February 2012. Mr. Stark was a Founding Partner of Stark Investments in 1993, a multi-strategy global hedge fund. Mr. Stark served as that firm's Chief Executive Officer and Chief Investment Officer from 1993 through 2013, and continues to serve as the firm's Chief Executive Officer and Chief Investment Officer overseeing the wind-down of that funds' assets. Mr. Stark managed predecessor hedge funds between 1987 and 1992. Mr. Stark is the author of Special Situation Investing: Hedging, Arbitrage and Liquidation published by Dow Jones Irwin in 1983. Prior to entering professional fund management, he was a partner at the commercial litigation firm of Coghill & Goodspeed, P.C. He currently serves on the board of directors of Marcus Corporation (NYSE: MCS) and New Gulf Resources, a privately held company, in addition to the Wisconsin Advisory Board for US Bank. Mr. Stark obtained his J.D. (cum laude) from Harvard Law School in 1980 and his B.A. (Magna Cum Laude) from Brown University in 1977. We believe Mr. Stark's extensive legal, investment and management experience qualify him to serve on our board of directors.

Directors Continuing in Office whose Term Expires at the 2016 Annual General Meeting

        Keith Bank, age 55, has served as a member of our board of directors since February 2009, and has served as Chairman of the Board since May 2012. Mr. Bank was the founder and has served as Managing Director, of KB Partners, an early stage venture capital firm, since its inception in 1996. Mr. Bank was a founding board member of the Illinois Venture Capital Association and has been an active early stage investor and board member across many industries and companies over his eighteen year venture capital career. Prior to starting KB Partners, Mr. Bank was a commercial real estate developer and entrepreneur. He is a Magna Cum Laude graduate of the Wharton School of Business at the University of Pennsylvania and received an MBA with honors from the J.L. Kellogg School of Management at Northwestern University. We believe Mr. Bank's extensive investment and management experience qualify him to serve on our board of directors.

        Stephen J. Farr, Ph.D., age 56, has served as a member of our board of directors since May 2012. Dr. Farr has served as President and a member of the board of directors of Zogenix Inc. since May 2006. From 1995 to August 2006, Dr. Farr held positions of increasing responsibility within pharmaceutical sciences and research and development at Aradigm Corporation, and he served most recently as Senior Vice President and Chief Scientific Officer. From 1986 to 1994, Dr. Farr was a tenured professor at the Welsh School of Pharmacy, Cardiff University, United Kingdom, concentrating in the area of biopharmaceutics. He is a fellow of the American Association of Pharmaceutical Scientists and Adjunct Professor in the Department of Pharmaceutics, School of Pharmacy, Virginia Commonwealth University. Dr. Farr is a registered pharmacist in the United Kingdom and obtained his Ph.D. degree in Pharmaceutics from the University of Wales. As a member of our board of directors since 2012, Dr. Farr has extensive knowledge of our business, history and culture, including his in-depth involvement with the development and regulatory approval of drug-device technologies as well as his significant experience in research and development and thorough knowledge of the pharmaceutical product development process, which we believe qualifies him to serve as a director of our company.

Directors Continuing in Office whose Term Expires at the 2017 Annual General Meeting

        Jonathan M.N. Rigby, age 47, has served as our President and Chief Executive Officer and a member of our board of directors since August 2011. In 2006, Mr. Rigby cofounded Zogenix, Inc., a specialty pharmaceutical company focused on the development and commercialization of central nervous system and pain products where he served as the company's Vice President of Business Development until December 2010. As a member of the senior management team he played an important role in the development, approval and U.S. launch of the world's first needle free drug device combination product to treat migraine. Between 2002 and 2006 Mr. Rigby held positions of increasing responsibility at Aradigm Corporation, including Vice President of Business Development where he was involved in M&A activities as well as inhalation delivery technology licensing in various therapeutic fields including Pulmonary Arterial Hypertension, or PAH. Between 1995 and 2002 Mr. Rigby held various commercial and business development positions at Profile Therapeutics, UK, where he played a key role in the licensing of inhalation technology that resulted in the approval and launch of an inhalation product to treat PAH. Between 1990 and 1995 he held various sales and marketing positions at large pharmaceutical companies including Merck Sharpe and Dohme, or MSD, and Bristol Myers Squibb, or BMS. Mr. Rigby has a Bachelor of Science Degree, with Honors, in Biological Sciences from Sheffield University, UK, and an MBA from Portsmouth University, UK. We believe that Mr. Rigby's extensive and broad experience in the pharmaceutical, drug delivery and medical device industry as well as a proven record in contributing to the development, approval, launch and commercialization of pharmaceutical products qualifies him to serve as our President, Chief Executive Officer and member of our board of directors.

PROPOSAL 2: ELECTION OF EXTERNAL DIRECTORS

        As described in Proposal 1, above, our board of directors must include at least two external directors required to be appointed under the Companies Law. Our board of directors has nominated Donald Huffman, an existing director, and Elizabeth Cermak, a newly appointed director, to serve as external directors, subject to shareholder approval at this 2015 Annual General Meeting of Shareholders.

        The initial term of an external director is three years. Thereafter, an external director may be reelected to serve in that capacity for two additional three year terms, provided that at least one of the following conditions is satisfied: (i) his or her service for each such additional term is recommended by one or more shareholders holding at least 1% of the company's voting rights or he or she nominates himself or herself and is approved at a shareholders meeting by a disinterested majority (as defined below), where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds 2% of the aggregate voting rights in the company, provided certain conditions are met; or (ii) his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same majority required for the initial election of an external director.

Current Nominees

        The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors of the Company for election as external directors of the Company:

Name	Age	Position Currently Held with the Company
Donald D. Huffman	68	Director
Elizabeth Cermak	57	Director

        The proposed nominees for election as external directors, Mr. Huffman and Ms. Cermak, are willing to be elected to serve as external directors of the Company. If elected, each nominee is expected to serve until the 2018 Annual General Meeting of Shareholders of the Company or until his successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

        External directors are elected by the affirmative vote of a majority of the shares present and voting at the meeting, provided that at least one of the following conditions is satisfied: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions; or (b) the total number of shares voted against the election of the external director by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) does not exceed 2% of the aggregate voting rights in the Company.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE TWO NOMINEES NAMED ABOVE.

        The following is a brief biography of the nominees for election as external directors:

Nominees for Election as the External Directors of the Company for a Three-Year Term Expiring at the 2018 Annual General Meeting

        Donald D. Huffman, age 68, has served as a member of our board of directors since March 2015. Since July 2013, Mr. Huffman has served on the board of directors of Dance Biopharm Inc., a company developing inhaled insulin, after consulting to the company from April 2012 to July 2013. In July 2014, Mr. Huffman joined the board of directors of Amarantus BioScience Holdings, Inc., a publicly-held company developing treatments and diagnostics for neurological diseases and regenerative medicine. From September 2010 to March 2012, Mr. Huffman served as the Chief Financial Officer and later, Co-President of Wafergen Biosystems Inc., a publicly-held company. From October 2008 to September 2010, Mr. Huffman served as the Chief Financial Officer of Asante Solutions, Inc., a medical device company with an approved wearable insulin pump. Previously, Mr. Huffman served as Chief Financial Officer of Guava Technologies, Inc. (now Merck) and was Chief Financial Officer and principal of Sanderling Ventures, a biomedical venture capital firm. Also, Mr. Huffman was Chief

Financial Officer of three other public companies: Volcano Corporation (acquired by Royal Philips); Microcide Pharmaceuticals, Inc.; and Celtrix Pharmaceuticals, Inc. (now Insmed). Mr. Huffman earned a B.S. in Mineral Economics from Pennsylvania State University, an M.B.A. from the State University of New York at Buffalo and completed the Financial Management Program at the Stanford University Graduate School of Business. We believe that Mr. Huffman possesses specific attributes that qualify him to serve on our board of directors, including his experience as a board member and as a chief financial officer of several public biopharmaceutical and medical device companies and his understanding of the operations and issues that affect similarly situated companies. Based on Mr. Huffman's extensive senior management experience in the biopharmaceutical and medical device industries, particularly in previous key corporate finance and accounting positions as chief financial officer of four public companies, we have determined that he qualifies as an audit committee financial expert.

        Elizabeth Cermak, age 57, was appointed to our board of directors on June 10, 2015. Since July 2014, Ms. Cermak has served on the board of directors of Clarus Therapeutics, Inc., a specialty pharmaceutical company. From to September 2009 to January 2014, Ms. Cermak served as the Executive Vice President, Chief Commercial Officer of Pozen, Inc., a publicly-traded pharmaceutical company. Prior to joining Pozen, Ms. Cermak was Worldwide Vice President for Johnson & Johnson and served in a variety of senior leadership roles across the pharmaceutical, consumer products and health management businesses. She has spent over 25 years in the healthcare industry and has led a number of Marketing and Sales organizations, most notably the $1.0B Women's Health business at Ortho-McNeil Pharmaceuticals, Inc. Her RX and Consumer Products experience spans a number of therapeutic areas, including contraception, urology, pain, GI, CNS, anti-infectives, eye care and hair loss, with a successful track record of launching new products and growing and globalizing brands. Prior to this, Ms. Cermak was a senior management consultant for what is now Deloitte. Ms. Cermak holds an MBA in Finance from Drexel University in Philadelphia, PA, and a BA Cum Laude in Accounting and Spanish from Franklin and Marshall College in Lancaster, PA. We believe Ms. Cermak's extensive experience in senior leadership roles in the pharmaceutical and healthcare industries enable her to make valuable contributions to our Board.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Independent Directors

        Under the listing requirements and rules of The NASDAQ Stock Market, or NASDAQ, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of our initial public offering.

        Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, with the exception of Jonathan Rigby, who is our chief executive officer, each of our directors is "independent" under NASDAQ rules. In making this determination, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each director.

Board Leadership Structure

        Our board of directors believes it is in the best interest of the Company to make the determination regarding the separation of the roles of chief executive officer and chairman of the board based on varied considerations, including the position and direction of the Company and the membership of the board at any given time. Our board of directors has determined that having Jonathan Rigby serve as chief executive officer and Keith Bank serve as chairman of the board is in the best interest of the Company's stockholders at this time. This structure permits Mr. Rigby to manage our day-to-day operations and Mr. Bank to oversee the board's activities.

Risk Oversight

        The board of directors oversees the Company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk oversight role, the board of directors reviews annually the Company's strategic plan, which includes an assessment of potential risks facing the Company. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the audit committee focuses on financial risk, including internal controls. In addition, in setting compensation, the compensation committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the Company's business strategy. Each committee regularly reports to the full board of directors.

External Directors

        Under the Companies Law, we are required to have at least two directors who qualify as external directors. At our shareholders meeting we are seeking approval for the appointment of the board-nominated candidates for external directors.

        The definition of "independent director" under NASDAQ rules and "external director" under the Companies Law overlap to a significant degree such that we would generally expect the two directors serving as external directors to satisfy the requirements to be independent under NASDAQ rules. The definition of an external director under the Companies Law includes a set of statutory criteria that must be satisfied, including criteria whose aim is to ensure that there is no factor that would impair the ability of the external director to exercise independent judgment.

        If all members of the board of directors, who are neither controlling shareholders (as defined below) nor relatives of controlling shareholders of the company, are of the same gender at the time the external directors are appointed by a general meeting of our shareholders, then at least one of the external directors appointed at such meeting must be of the other gender. We will be required to comply with this gender requirement.

        Under the Companies Law, external directors are prohibited from receiving, directly or indirectly, any compensation for their services as directors, other than for their services as external directors pursuant to the Companies Law and the regulations promulgated thereunder. Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term, subject to certain exceptions.

        Following the termination of an external director's service on a board of directors, such former external director and his or her spouse and children may not be provided with a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder's control. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child, and for one year with respect to other relatives of the former external director.

Additional Qualifications of External Directors

        According to regulations promulgated under the Companies Law, a person may be appointed as an external director only if he or she has professional qualifications or if he or she has accounting and financial expertise (each, as defined below). In addition, at least one of the external directors must be determined by our board of directors to have accounting and financial expertise. However, if at least one of our other directors (i) meets the independence requirements under the Exchange Act, (ii) meets the standards under NASDAQ rules for membership on the audit committee, and (iii) has accounting and financial expertise as defined under the Companies Law, then neither of our external directors is required to possess accounting and financial expertise as long as each possesses the requisite professional qualifications.

        A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data. A director is deemed to have professional qualifications if he or she has: (i) an academic degree in economics, business management, accounting, law or public administration, (ii) an academic degree or has completed other higher education in the primary field of business of the company or a field which is relevant to his or her position in the company, or (iii) at least five years of experience serving in one of the following capacities, or at least five years cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a significant volume of business, (b) a senior position in a company's primary field of business, or (c) a senior position in public administration or service. The board of directors is charged with determining whether a director possesses financial and accounting expertise or professional qualifications.

        Our board of directors has determined that Donald Huffman and Elizabeth Cermak have accounting and financial expertise and possess professional qualifications as required under the Companies Law.

Disqualification of External Directors

        The Companies Law provides that a person is not qualified to serve as an external director if (i) that person is a controlling shareholder of the company, (ii) that person is a relative of a controlling shareholder of the company, or (iii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subject, or any entity under the person's control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.

        The term "relative" is defined under the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse's sibling, parent or descendant; and the spouse of each of the foregoing persons. Under the Companies Law, the term "affiliation" and the similar types of prohibited relationships include (subject to certain exceptions):

  •
  an employment relationship;

  •
  a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

  •
  control; and

  •
  service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

        The term "office holder" is defined under the Companies Law as the chief executive officer (referred to in the Companies Law as the general manager), chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person's title, a director, or a manager directly subordinate to the general manager.

        In addition, a person may not serve as an external director if that person's position or professional or other activities create, or may create, a conflict of interest with that person's responsibilities as a director or otherwise interfere with that person's ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company, including amounts paid pursuant to indemnification or exculpation contracts or commitments and insurance coverage for his or her service as an external director, other than as permitted by the Companies Law and the regulations promulgated thereunder.

        Furthermore, a director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. We are required to comply with both NASDAQ rules and the Companies Law regarding the composition of our board committees. Each committee of the board of directors that exercises the power of the board of directors must include at least one external director, except that the audit committee and the compensation committee must include all external directors then serving on our board of directors.

        The composition and functions of our established committees are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

        In order to comply with both NASDAQ rules and the Companies Law, we will maintain an audit committee consisting of at least three independent directors, including all of the external directors, all of whom are financially literate and at least one of whom has accounting or related financial management expertise. One of the external directors must serve as the chairman of the audit committee. Our audit committee consists of Elizabeth Cermak, Stephen Farr, and Donald Huffman, and is chaired by Donald Huffman. Donald Huffman is an audit committee financial expert as defined by the U.S. Securities and Exchange Commission, or SEC rules. Each of the members of our audit committee is "independent" as such term is defined in Rule 10A 3(b)(1) under the Exchange Act and under NASDAQ rules.

        Under the Companies Law, the audit committee may not include the chairman of the board of directors, a controlling shareholder of the company, a relative of a controlling shareholder, a director employed by the company or who provides services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder, or a director who derives most of his or her income from a controlling shareholder.

        In addition, under the Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors, within the meaning of the Companies Law. In general, an "unaffiliated director" under the Companies Law is defined as either an external director or a director who meets the following criteria:

  •
  the audit committee has determined that he or she meets the applicable qualifications for being appointed as an external director, except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for possessing accounting and financial expertise or professional qualifications; and

  •
  he or she has not served as a director of the company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

        Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee consistent with the Companies Law and the applicable rules and regulations of the SEC and NASDAQ. A copy of the audit committee charter is available on our website at www.steadymed.com

        Under the Companies Law, our audit committee is responsible for:

  •
  determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;

  •
  determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction is extraordinary or material under the Companies Law;

  •
  determining the process for the approval of certain transactions with controlling shareholders or in which a controlling shareholder has a personal interest;

  •
  where the board of directors approves the working plan of the internal auditor, to examine such working plan before its submission to the board of directors and proposing amendments thereto;

  •
  examining our internal controls and internal auditor's performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

  •
  examining the scope of our auditor's work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the compensation of our auditor; and

  •
  establishing procedures for the handling of employees' complaints as to the management of our business and the protection to be provided to such employees.

        Our audit committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee's members are present, which majority consists of unaffiliated directors including at least one external director.

Compensation Committee

        In order to comply with both NASDAQ rules and the Companies Law, we maintain a compensation committee consisting of at least three directors, including all of the external directors, each of whom is an independent director within the meaning of NASDAQ rules. Our compensation committee consists of Elizabeth Cermak, Brian J. Stark, and Donald Huffman, and is chaired by

Elizabeth Cermak. Each of the members of our compensation committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the U.S. Internal Revenue Service.

        Under the Companies Law, our board of directors must appoint a compensation committee comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. However, subject to certain exceptions, Israeli companies whose securities are traded on certain U.S. stock exchanges, such as NASDAQ, that do not have a controlling shareholder, do not have to meet such majority requirement, provided that the compensation committee meets other Companies Law composition requirements and the requirements of the jurisdiction where the company's securities are traded. Each compensation committee member who is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director under regulations promulgated under the Companies Law. The compensation committee is subject to the same Companies Law restrictions as the audit committee regarding who may not be a member of the committee.

        Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the compensation committee consistent with the Companies Law and the applicable rules and regulations of the SEC and NASDAQ, including the following:

  •
  recommending to the board of directors for its approval (i) a compensation policy, (ii) whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years); and (iii) periodic updates to the compensation policy. In addition, the compensation committee is required to periodically examine the implementation of the compensation policy;

  •
  the approval of the terms of employment and service of office holders (including determining whether the compensation terms of a candidate for chief executive officer of the company need not be brought to approval of the shareholders); and

  •
  reviewing and approving grants of options and other incentive awards to persons other than office holders to the extent such authority is delegated by our board of directors, subject to the limitations on such delegation as provided in the Companies Law.

        A copy of the compensation committee charter is available on our website at www.steadymed.com.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Keith Bank, Ron Ginor and Stephen Farr, and is chaired by Keith Bank. Each of the members of our nominating and corporate governance committee is independent under the NASDAQ rules.

        Our nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the composition and organization of our board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning governance matters. Our board of directors has adopted a nominating and corporate governance committee charter, which is available on our website at www.steadymed.com.

        To date, our nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Instead, when considering candidates for director, the nominating and corporate governance committee will generally consider all of the relevant qualifications of board of directors candidates, including such factors as the candidate's relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our stockholders and whether the board candidates will be independent for purposes of the NASDAQ listing standards, as well as the current needs of the board of directors and the company. In addition, while it does not have a formal policy on the board of directors' diversity, our nominating and corporate governance committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the board of directors having an appropriate range of expertise, talents, experiences and viewpoints. Our nominating and corporate governance committee considers diversity criteria in view of the needs of the board of directors as a whole when making decisions on director nominations. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will also review, prior to nominating such directors for another term, such directors' overall service to the company during their term. Our nominating and corporate governance committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. We have, from time to time, engaged an executive search firm to assist our nominating and corporate governance committee in identifying and recruiting potential candidates for membership on the board of directors.

Internal Auditor

        Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. The role of the internal auditor under the Companies Law is to examine whether a company's actions comply with applicable law and orderly business procedure. Our internal auditor may be one of our employees, but cannot be an interested party, office holder, affiliate or a relative of an interested party or an office holder, and cannot be our independent accountant or its representative. The Companies Law defines an "interested party" as the holder of 5% or more of a company's outstanding shares, any person or entity who has the right to appoint one or more of a company's directors, the chief executive officer or any person who serves as a director or chief executive officer. We are in the process of appointing an internal auditor.

Compensation Committee Interlocks

        None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Meetings Attended by Directors

        The board of directors held a total of 10 meetings during 2014. The audit committee, compensation committee, and nominating and corporate governance committee, each of which was formed in late 2014, held no meetings during 2014. During 2014, each of our directors attended or participated in at least 75% of the aggregate of the total number of meetings of the board of directors.

Code of Business Conduct and Ethics

        Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions and agents and representatives, including directors and consultants. The full text of our Code of Business Conduct and Ethics is available on our website at www.steadymed.com. We will post any amendment to the code, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market, on our website.

        As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party which is adverse to or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among any of our executive officers, directors or persons nominated to become one of our directors.

Communications with the Board of Directors

        We provide a process for shareholders to send communications to our board of directors, any committee of our board of directors or any individual director, including non-employee directors. Shareholders may communicate with our board of directors by writing to: Board of Directors, c/o Corporate Secretary, SteadyMed Ltd., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583. The secretary will forward correspondence to our board of directors, one of the committees of our board of directors or an individual director, as the case may be, or, if the secretary determines in accordance with his best judgment that the matter can be addressed by management, then to the appropriate executive officer.

PROPOSAL 3: APPROVAL OF ANNUAL RETAINER FEES TO BE PAID TO THE EXTERNAL
DIRECTORS AND THE NON-EMPLOYEE DIRECTORS

        Under the Companies Law, arrangements regarding the compensation of directors require the approval of the compensation committee, the board of directors, and a majority of the shares present at the meeting in person or by proxy and entitled to vote, according to the mechanism set forth in the Questions and Answers section above.

        Our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, have approved the following annual retainer fees to be paid to the external directors and the non-employee directors:

Board Member	Annual Retainer Fee	Chairman Annual Fee	Audit Committee Annual Fee		Compensation Committee Annual Fee		Nominating / Governance Committee Annual Fee		Total Annual Fees
Keith Bank	$35,000	$20,000					$7,500	*	$62,500
Stephen J. Farr	$35,000		$7,500				$3,750		$46,250
Brian J. Stark	$35,000				$7,500				$42,500
Ron Ginor	$35,000						$3,750		$38,750
External Directors / Experts
Elizabeth Cermak	$35,000		$7,500		$15,000	*			$57,500
Donald D. Huffman	$35,000		$15,000	*	$7,500				$57,500

*
The chairman of each committee receives double the fee of the other committee members

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ANNUAL RETAINER FEES TO BE PAID TO THE EXTERNAL DIRECTORS AND THE NON-EMPLOYEE DIRECTORS.

 PROPOSAL 4: APPROVAL OF THE GRANT OF STOCK OPTIONS TO THE EXTERNAL
DIRECTORS AND THE NON-EMPLOYEE DIRECTORS

        Under the Companies Law, arrangements regarding the compensation of directors require the approval of the compensation committee, the board of directors, and a majority of the shares present at the meeting in person or by proxy and entitled to vote, according to the mechanism set forth in the Questions and Answers section above.

        Our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, have approved an equity compensation policy for our external directors and our non-employee directors.

        Subject to the approval of our shareholders at this meeting, each of our external directors and our non-employee directors will receive an initial stock option for 33,350 ordinary shares as of the date of this meeting. These initial option grants will vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter. The exercise price for these initial option grants will be the closing price of the Company's ordinary shares on the day before this meeting.

        In addition, subject to the approval of our shareholders at this meeting, on the date of each subsequent annual meeting of our stockholders, each of our external directors and our non-employee directors will receive a stock option for 3,875 ordinary shares on the date of such annual meeting.

These annual option grants will also vest over three years, with one-third vesting on the anniversary of the grant date and the remainder vesting in equal consecutive quarterly installments thereafter. The exercise price for these annual option grants will be the closing price of the Company's ordinary shares on the day before each annual meeting.

Director Compensation Policy

        We reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings. No cash compensation was paid to our non-employee directors in 2014.

        Non-employee directors are eligible to receive share options under our Amended and Restated 2009 Incentive Stock Option Plan and, as of December 31, 2014, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Option Awards
Keith Bank	60,729
Stephen J. Farr	19,375
Ron Ginor	—
Donald D. Huffman(1)	—
Brian J. Stark	—
Elizabeth Cermak(2)	—

(1)
Donald Huffman was appointed a member of our board of directors on March 2, 2015

(2)
Elizabeth Cermak was appointed a member of our board of directors on June 10, 2015

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO THE EXTERNAL DIRECTORS AND THE NON-EMPLOYEE DIRECTORS.

 PROPOSAL 5: APPROVAL OF THE EXECUTION OF INDEMNIFICATION AGREEMENTS WITH
THE EXTERNAL DIRECTORS

        Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any applicable law, pursuant to the articles of association of the Company, the Company may undertake in advance to indemnify an office holder (which term includes an external director) of the Company with respect to the following liabilities and expenses:

  •
  a financial liability imposed on an office holder in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court in respect of an act performed by the office holder;

  •
  reasonable litigation costs, including attorney's fees, expended by an office holder or which were imposed on an office holder by a court in proceedings filed against the office holder by the Company or in its name or by any other Person or in a criminal charge in respect of which the office holder was acquitted or in a criminal charge in respect of which the office holder was convicted for an offence which did not require proof of criminal intent; and

  •
  a financial liability imposed on an office holder in favor of another person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court in respect of an act performed by the office holder, provided that the undertaking to indemnify:

    •
    is limited to such events which the board of directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made and for such amounts or criteria which the board of directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and

    •
    shall set forth such events which the board of directors shall deem to be likely to occur in light of the operations of the Company at the time that the undertaking to indemnify is made, and the amounts and/or criteria which the board of directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances.

        Under Israeli law, the entry of an indemnification agreement with an office holder requires the approval of (i) the compensation committee, (ii) the board of directors, and (iii) a majority of the shares present and voting at the general meeting, according to the mechanism set forth in the Questions and Answers section above.

        Our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, have approved the execution of indemnification agreements with our external directors in accordance with the provisions of our articles of association, as described above.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE EXECUTION OF INDEMNIFICATION AGREEMENTS WITH OUR EXTERNAL DIRECTORS.

 PROPOSAL 6: APPROVAL OF AN INCREASE IN THE ANNUAL SALARY OF
THE CHIEF EXECUTIVE OFFICER

        Under the Companies Law, arrangements regarding the compensation of the Chief Executive Officer of the Company require the approval of the compensation committee, the board of directors, and a majority of the shares present at the meeting in person or by proxy and entitled to vote, according to the mechanism set forth in the Questions and Answers section above.

        Our compensation committee and our board of directors, subject to the approval of our shareholders at this meeting, have approved increasing the annual salary of Jonathan Rigby, our Chief Executive Officer, from $412,300 to $431,200.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, FOLLOWING THE APPROVAL OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCREASE IN THE ANNUAL SALARY OF THE CHIEF EXECUTIVE OFFICER OF THE COMPANY.

PROPOSAL 7: APPROVAL OF THE ADOPTION OF A COMPENSATION POLICY

        Under the Companies Law, the duties of the compensation committee include the recommendation to the Company's board of directors of a policy regarding the terms of engagement of office holders, as such term is defined in the Companies Law, to which we refer to as a compensation policy, and any extensions and updates thereto.

        The compensation policy must be adopted by the company's board of directors, after considering the recommendations of the compensation committee, and will need to be brought for approval by the company's shareholders, which requires approval by a majority vote of the shares present and voting at a meeting of shareholders called for such purpose, provided that either: (a) such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such compensation policy; or (b) the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy and who vote against the policy does not exceed 2% of the Company's aggregate voting rights.

        The compensation policy serves as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy relates to certain factors, including advancement of the company's objectives, the company's business plan and its long-term strategy, and creation of appropriate incentives for office holders, and considers (among other things) the company's risk management, size and the nature of its operations. The compensation policy also considers the following additional factors:

  •
  the education, skills, expertise and accomplishments of the relevant office holder;

  •
  the office holder's roles and responsibilities and prior compensation agreements with him or her;

  •
  the relationship between the terms offered and the average compensation of the other employees of the company (including any employees employed through manpower companies);

  •
  the impact of disparities in salary upon work relationships in the company;

  •
  the possibility of reducing variable compensation at the discretion of the board of directors, and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

  •
  as to severance compensation, the period of employment or service of the office holder, the terms of his or her compensation during such period, the company's performance during such period, the person's contribution towards the company's achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

        The compensation policy also includes the following principles:

  •
  the link between variable compensation and long-term performance and measurable criteria;

  •
  the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

  •
  the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company's financial statements;

  •
  the minimum holding or vesting period for variable, equity-based compensation; and

  •
  maximum limits for severance compensation.

        Subject to the approval of our shareholders at this meeting, our board of directors, in accordance with the recommendation of the compensation committee, has approved the compensation policy attached hereto as Exhibit A.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS, IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPENSATION COMMITTEE, APPROVED AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF A COMPENSATION POLICY.

PROPOSAL 8: APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF
ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR
FOR THE YEAR ENDING DECEMBER 31, 2015

        The audit committee of our board of directors has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2015.

        The approval of the holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon for the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the fiscal year ending December 31, 2015 is required under the Companies Law. The audit committee of our board of directors believes that such appointment is appropriate and in the best interests of the Company and its shareholders. Representatives of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, are expected to be present at the meeting and will be available to respond to appropriate questions.

Board of Directors' Recommendation

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS THE COMPANY'S INDEPENDENT AUDITOR.

Fees Paid to the Independent Auditor

        The following table represents aggregate fees billed to us for fiscal years ended December 31, 2013 and 2014, by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent auditor.

	Fiscal Year Ended (in thousands)
	2013	2014
Audit Fees	$20,000	$285,000
Audit-related Fees	—	—
Tax Fees	5,000	50,000
All Other Fees	—	25,000

Total Fees	$25,000	$360,000

        All fees described above were pre-approved by the audit committee. The audit committee has determined that the rendering of the foregoing services separate from the audit services by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, is compatible with maintaining the independent auditor's independence.

Pre-Approval of Audit and Non-Audit Services

        The audit committee has not approved any formal policy concerning pre-approval of the auditors to perform both audit and non-audit services (services other than audit, review and attest services). Instead, on a case by case basis, any audit or non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the audit committee in advance of the performance of such services. All of the fees earned by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, described above were attributable to services pre-approved by the board of directors.

REPORT OF THE AUDIT COMMITTEE

        The audit committee, which currently consists of Stephen Farr, Elizabeth Cermak and Donald Huffman, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors adopted a written charter for the audit committee on December 9, 2014, which charter details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

        The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the Company's systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2014. This review included a discussion of the quality and the acceptability of the Company's financial reporting and controls, including the clarity of disclosures in the financial statements.

        The audit committee also reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of the Company's financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board.

        The audit committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        The audit committee further discussed with the Company's independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examinations and evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the SEC require all issuers to obtain pre-approval from their respective audit committees in order for their independent registered public accounting firms to provide professional services without impairing independence. As such, the audit committee has established procedures by which it pre-approves all audit and other permitted professional services to be provided by the Company's independent registered public accounting firm. From time to time, the Company may desire additional permitted professional services for which specific pre-approval is obtained from the audit committee before provision of such services commences. The audit committee has considered and determined that the provision of the services other than audit services referenced above is compatible with maintenance of the auditors' independence.

        The foregoing report is provided by the undersigned members of the audit committee.

Donald Huffman, Chairman Stephen Farr Elizabeth Cermak

OTHER INFORMATION REGARDING THE COMPANY

Executive Officers

        The following table sets forth certain information with respect to our executive officers and directors as of June 15, 2015:

Name	Age	Position
Jonathan M.N. Rigby	47	President, Chief Executive Officer, Director
David W. Nassif	60	Executive Vice President and Chief Financial Officer
Peter D. Noymer, Ph.D.	48	Executive Vice President of Research & Development, Chief Technical Officer

        Mr. Rigby's biography is included above under the section titled "Proposal 1—Election of Directors."

        David W. Nassif provided financial consulting services to SteadyMed serving as our Chief Financial Officer from March 2013 to the closing of our IPO in March 2015 on a part-time basis. Upon the closing of our IPO, he became our full-time Executive Vice President and Chief Financial Officer. He served as the Chief Financial Officer and President of Histogen, Inc., a privately-held, regenerative medicine company, from May 2011 through September 2014 after consulting for Histogen since December 2010. Mr. Nassif served as the Chief Financial Officer and Executive Vice President of Zogenix, Inc., a publicly-held, specialty pharmaceutical company from May 2007 (after consulting for Zogenix from October 2006 to May 2007) to February 2010. From May 2006 to October 2006, as well as from 2001 to 2002, he served as a principal at Strategic Consulting Services providing capital raising, mergers and acquisitions, licensing, SEC advisory and investor relations services to various public and private life science and technology companies, including Amphastar Pharmaceuticals, Inc. From 2002 to May 2006, Mr. Nassif was the Chief Financial Officer and Senior Vice President of Global Licensing at Amphastar, a publicly-held, specialty pharmaceutical company. From 2000 to 2001, he was the Chief Financial Officer and Senior Vice President of RealAge, Inc., a privately-held healthcare database information marketing company. From 1993 through 1999, Mr. Nassif held various positions with Cypros Pharmaceutical Corporation, a publicly-held, specialty pharmaceutical company, culminating in the position of Chief Financial Officer and Senior Vice President, and leading them through a merger with Ribogene (now Mallinckrodt Pharmaceuticals) in 1999. Mr. Nassif received a B.Sc. in Finance and Management Information Systems from the University of Virginia with honors and a J.D. from the University of Virginia School of Law.

        Peter D. Noymer, Ph.D., has served as our Executive Vice President of Research & Development and Chief Technical Officer since February 2013. From August 2006 to February 2013, he held positions of increasing responsibility at Alexza Pharmaceuticals, including Vice President of Product R&D from January 2009 to February 2013. At Alexza, Dr. Noymer worked on several development programs involving combination products for novel therapies, including Adasuve®, the first U.S. and EU approved inhalable treatment for acute agitation. From 1999 to 2006, Dr. Noymer held various management positions at Aradigm Corporation, developing drug-device combination products for both inhalation and injection. Prior to Aradigm, he held an appointment as Visiting Assistant Professor at Carnegie Mellon University, as well as various engineering positions at GE. Dr. Noymer received M.S. and Ph.D. degrees in mechanical engineering from M.I.T., and a B.S. degree in mechanical & aerospace engineering from Princeton University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of June 15, 2015, for (i) each of our named executive officers, (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after June 15, 2015 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

        Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o SteadyMed Therapeutics, Inc., 2410 Camino Ramon, Suite 285, San Ramon, CA 94583.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(1)
5% Shareholders:
Brian J. Stark	2,867,322	(2)	21.1%
Brown Bear Holdings LP	711,303	(3)	5.2%
Samson Venture Partners I, LLC	1,045,816	(4)	7.7%
SteadyMed Investors, LLC	2,269,283	(5)	16.7%
Entities associated with Deerfield Management Company L.P.	1,267,577	(6)	9.3%
Entities associated with Federated Investors Inc.	1,698,978	(7)	12.5%
Directors and Named Executive Officers:
Jonathan M.N. Rigby	317,890	(8)	2.3%
David W. Nassif	3,100	(9)	*
Peter D. Noymer	51,405	(10)	*
Keith Bank	2,339,474	(11)	17.2%
Stephen J. Farr	19,375	(12)	*
Ron Ginor	1,167,420	(13)	8.5%
Donald D. Huffman(14)	—		*
Brian J. Stark	2,867,322	(2)	21.1%
Elizabeth Cermak(15)	—		*
All executive officers and directors as a group (9 persons)	6,765,986		48.3%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)
Based on 13,581,155 outstanding ordinary shares, par value NIS $0.01 per share, of SteadyMed Ltd. as of June 15, 2015.

(2)
Consists of (i) 253,309 ordinary shares jointly held by Brian Stark and Debra Altshul-Stark, (ii) 711,303 ordinary shares held by Brown Bear Holdings LP, and (iii) 1,902,710 ordinary shares held by Brian Stark. Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP.

(3)
Stark Raving Mad LLC, the general partner of Brown Bear Holdings LP, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Brown Bear Holdings LP. Brian J. Stark, one of our directors, is the sole member of Stark Raving Mad LLC and may be deemed to have shared voting power and shared power to dispose of shares held by Brown Bear Holdings LP. The address of Brown Bear Holdings LP is 735 N. Water Street, Suite 790; Milwaukee, WI 53202.

(4)
Consists of 1,045,816 ordinary shares, including 11,714 shares acquired as a nominee for a member of Samson Venture Partners I, LLC. Samson Venture Partners, LLC, the manager of Samson Venture Partners I, LLC may be deemed to have sole power to vote and sole power to dispose of shares directly owned by Samson Venture Partners I, LLC. Ron Ginor and Karen Becker are the co-managers of Samson Venture Partners, LLC and jointly hold voting power and shared power to dispose of shares held by Samson Venture Partners I, LLC. The address of Samson Venture Partners I, LLC is 7200 North Mopac Expressway, Austin, TX 78731.

(5)
Consists of (i) 2,088,258 ordinary shares held by SteadyMed Investors, LLC and (ii) 181,025 ordinary shares held by SteadyMed Investors II, LLC, an affiliate of SteadyMed Investors, LLC. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC and SteadyMed Investors II, LLC and may be deemed to have shared voting power and shared power to dispose of shares held by both SteadyMed Investors, LLC and SteadyMed Investors II, LLC. The address of SteadyMed Investors, LLC and SteadyMed Investors II, LLC is 600 Central Avenue, Suite 390, Highland Park, IL 60035.

(6)
Consists of (i) 823,373 ordinary shares held by Deerfield Special Situations Fund, L.P. and (ii) 444,204 ordinary shares held by Deerfield Private Design Fund III, L.P. Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P (the "Capital Funds"). James E. Flynn is the managing member of the general partner of Deerfield Capital, L.P. The Capital Funds and Mr. Flynn disclaim beneficial ownership of any such securities, except to the extent of his/its indirect pecuniary interest therein, if any. The address of the Capital Funds is 780 Third Avenue, 37th Floor, New York, NY 10017.

(7)
Consists of (i) 1,217,816 ordinary shares held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds, (ii) 454,717 ordinary shares held by Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds and (iii) 26,445 ordinary shares held by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series (collectively, the "Federated Kaufmann Funds"). The Federated Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp (together, "Federated"). An investment team at Federated is responsible for the day-to-day management of the Federated Kaufmann Funds. This team is comprised of Hans P. Utsch, as the Senior Portfolio Manager, and Steven Abrahamson, Jonathan Art,Mark Bauknight, Tom M. Brakel, Stephen De Nichilo, John Ettinger, Barbara Miller and Vivian Wohl, each of whom is a Senior Investment Analyst and a Portfolio Manager or Senior Portfolio Manager. The foregoing individuals, in their capacity for Federated and the Federated Kaufmann Funds, share the power to vote or dispose of the shares held by the Federated Kaufmann Funds and, therefore, may be deemed to be the beneficial owners of such shares; however, each disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein, if any. None of the foregoing individuals has any personal interest in the ordinary shares held by the Federated Kaufmann Funds. The address of the Federated Kaufmann Funds and the foregoing individuals is 101 Park Avenue, Suite 4100, New York, New York 10178.

(8)
Consists of (i) 314,015 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015 and (ii) 3,875 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015 held by Marylyn Rigby. Jonathan Rigby is the spouse of Marylyn Rigby and may be deemed to have shared voting power and shared power to dispose of shares held by Marylyn Rigby.

(9)
Consists of 3,100 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015.

(10)
Consists of 51,405 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015.

(11)
Consists of (i) 15,361 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015, (ii) the shares benefically owned by SteadyMed Investors, LLC and SteadyMed Investors II, LLC as described in Note 5 above, (iii) 29,830 ordinary shares and (iv) 25,000 shares held by The Barbara Bank Trust. Keith Bank is the spouse of Barbara Bank and may be deemed to have shared voting power and shared power to dispose of shares held by The Barbara Bank Trust. KB Partners, LLC, the managing member of SteadyMed Investors, LLC, may be deemed to have sole power to vote and sole power to dispose of shares directly owned by SteadyMed Investors, LLC. Keith Bank, one of our directors, is the managing member of KB Partners, LLC and SteadyMed Investors II, LLC and may be deemed to have shared voting power and shared power to dispose of shares held by both SteadyMed Investors, LLC and SteadyMed Investors II, LLC.

(12)
Consists of 19,375 ordinary shares issuable pursuant to options to purchase our ordinary shares exercisable within 60 days after June 15, 2015.

(13)
Consists of (i) 1,045,816 shares beneficially owned by Samson Venture Partners I, LLC as described in Note 4 above, (ii) 105,306 ordinary shares, beneficially owned by Iron Capital I, LLC, and (iii) 16,298 ordinary shares beneficially owned by Randsburg Capital, LLC. Iron Capital, LLC may be deemed to have sole power to vote and dispose of shares directly owned by Iron Capital I, LLC. Ron Ginor is the sole manager of Iron Capital, LLC and holds the power to dispose of shares held by Iron Capital I, LLC. The address for Iron Capital I, LLC is 7200 North Mopac Expressway, Austin, TX 78731. Ron Ginor and Himanshu Kashyap are the co-managers of Randsburg Capital, LLC and jointly hold voting power and shared power to dispose of shares held by Randsburg Capital, LLC. The address of Randsburg Capital, LLC is 7200 North Mopac Expressway, Austin, TX 78731.

(14)
Donald Huffman was appointed a member of our board of directors on March 2, 2015.

(15)
Elizabeth Cermak was appointed a member of our board of directors on June 10, 2015.

Change in Control

        We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

EXECUTIVE COMPENSATION

        Our named executive officers, or NEOs, for 2014, which consist of our principal executive officer and the next two most highly compensated executive officers, are:

  Jonathan M.N. Rigby, President, Chief Executive Officer;
  David W. Nassif, Executive Vice President and Chief Financial Officer; and
  Peter D. Noymer, Executive Vice President of Research & Development, Chief Technical Officer.

Summary Compensation Table

        The following table sets forth all of the compensation awarded to, earned by OR paid to our NEOs during 2013 and 2014.

Name and principal position	Year	Salary ($)	Bonus(1) ($)	All Other Compensation ($)		Option Awards(4) ($)	Total ($)
Jonathan M.N. Rigby	2013	275,000	100,000	27,852	(2)	394	403,246
President, Chief Executive Officer	2014	341,050	—	28,178	(2)	246,571	615,799
David W. Nassif	2013	56,375	—	—		—	56,375
Executive Vice President and Chief Financial Officer	2014	102,150	—	—		275,103	377,253
Peter D. Noymer	2013	212,180	70,000	22,070	(3)	—	304,250
Executive Vice President of Research & Development, Chief Technical Officer	2014	265,634	—	21,402	(3)	137,668	424,704

(1)
Amount shown reflects discretionary cash bonus awards granted to our NEOs for performance in 2013 and paid in 2014. Discretionary cash bonus awards for performance in 2014 have not been accrued and any such awards will be determined by our board of directors and, as required under the Companies Law, by our shareholders.

(2)
Amount shown reflects healthcare insurance premiums paid by us for the benefit of our president, chief executive officer and his family.

(3)
Amount shown reflects healthcare insurance premiums paid by us for the benefit of our executive vice president of research & development, chief technology officer.

(4)
Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted to our NEOs in the fiscal years ended December 31, 2013 and December 31, 2014, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 2(p) to our consolidated financial statements. As required by SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our ordinary shares is greater than the exercise price of such share options. Messrs. Nassif and Noymer were not granted any share options or other share awards in the fiscal year ended December 31, 2013. The amount shown for Mr. Nassif reflects the aggregate grant date fair value of a performance based stock option granted to Mr. Nassif on September 17, 2014 for 159,642 ordinary shares.

Outstanding Equity Awards at December 31, 2014

        The following table provides information regarding outstanding equity awards held by each of our NEOs as of December 31, 2014

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price		Option Expiration Date
Jonathan M.N. Rigby	88,831	—	(1)	$3.61	(10)	08/11/2018
	115,118	37,224	(2)	$3.61	(10)	07/19/2019
	9,253	9,262	(3)	$3.61	(10)	05/06/2020
	—	36,510	(4)	$3.61		07/07/2021
	—	108,702	(5)	$3.61		07/07/2021
David W. Nassif	3,100	—	(1)	$3.61		07/06/2021
	—	159,642	(6)	$3.61		09/16/2021
Peter D. Noymer	—	7,301	(7)	$3.61		07/06/2021
	—	53,018	(8)	$3.61		07/06/2021
	—	20,662	(9)	$3.61		07/06/2021

(1)
100% of the shares subject to this option were vested as of December 31, 2014.

(2)
Approximately 76% of the shares subject to this option were vested as of December 31, 2014, 12,407 vested on January 19, 2015, and the remainder will vest in equal consecutive quarterly installments thereafter through July 19, 2015.

(3)
Approximately 50% of the shares subject to this option were vested as of December 31, 2014, 1,542 shares vested on February 1, 2015, and the remainder will vest in a series of equal consecutive quarterly installments thereafter through May 1, 2016.

(4)
None of the shares subject to this option were vested as of December 31, 2014, 12,170 vested on February 24, 2015, and the remainder will vest in equal increments on a quarterly basis thereafter through February 24, 2017.

(5)
None of the shares subject to this option were vested as of December 31, 2014, 36,234 vested on February 24, 2015, and the remainder will vest in equal increments on a quarterly basis thereafter through February 24, 2017.

(6)
None of the shares subject to this option were vested as of December 31, 2014, 53,211 will vest on the first anniversary of the closing of our initial public offering, and the remainder will vest in equal consecutive quarterly installments thereafter.

(7)
None of the shares subject to this option were vested as of December 31, 2014, 2,434 vested on April 14, 2015, and the remainder will vest in a series of equal consecutive quarterly installments thereafter until fully vested on May 30, 2017.

(8)
None of the shares subject to this option were vested as of December 31, 2014, 17,673 vested on February 24, 2015, and the remainder will vest in a series of equal consecutive quarterly installments thereafter until fully vested on February 24, 2017.

(9)
None of the shares subject to this option were vested as of December 31, 2014, 6,882 vested on February 24, 2015, and the remainder will vest in series of equal consecutive quarterly installments thereafter until fully vested on March 31, 2017.

(10)
This option was re-priced from $4.07 to $3.61 per ordinary share on July 7, 2014.

Executive Employment Arrangements; Potential Payments and Acceleration of Equity upon Termination and/or in Connection with a Change in Control

        We have entered into employment agreements with each of our named executive officers. The employment agreements have no specific term of employment and the relationships created thereby constitute at-will employment. A summary of our current employment arrangements with each of these officers is set forth below.

Jonathan M.N. Rigby

        Mr. Rigby's annual base salary prior to the compensation increase before the shareholders at this annual meeting is $412,300 and under his employment agreement he is eligible to receive an annual bonus, with the target level determined as 50% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors and, as required under the Companies Law, our shareholders, and based upon both the company and Mr. Rigby's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Mr. Rigby.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Mr. Rigby's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Mr. Rigby is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Mr. Rigby's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Mr. Rigby's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of one times his annual base salary payable over the six month period following his termination date. In addition, if Mr. Rigby is terminated upon certain change in control events, then Mr. Rigby will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to 1.5 times his annual base salary.

David W. Nassif

        Mr. Nassif's annual base salary as of the date of this Proxy Statement is $335,000 and under his employment agreement he is eligible to receive an annual bonus, with the target level determined as 40% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors in its sole discretion and based upon both the company and Mr. Nassif's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Mr. Nassif.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Mr. Nassif's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Mr. Nassif is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Mr. Nassif's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Mr. Nassif's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of one times his annual base salary payable over the six month period following his termination date. In addition, if Mr. Nassif is terminated upon certain change in control events, then Mr. Nassif will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to 1.25 times his annual base salary.

        The compensation committee recently approved an increase in the annual salary of Mr. Nassif from $335,000 to $351,750. The compensation committee determined that this salary increase is subject to and effective upon approval of Mr. Rigby's salary increase by the Company's shareholders.

Peter D. Noymer

        Mr. Noymer's annual base salary as of the date of this Proxy Statement is $282,500 and under this employment agreement he is eligible to receive an annual bonus, with the target level determined as 35% of his annual base salary. His eligibility for such annual bonus and the amount of such annual bonus will be determined by our board of directors in its sole discretion and based upon both the company and Mr. Noymer's achievement of objectives and milestones to be determined on an annual basis by our board of directors in consultation with Mr. Noymer.

        In the event of upon certain change in control events, the vesting of 50% of the then-unvested shares subject to Mr. Noymer's outstanding equity awards will be accelerated and will become fully vested and exercisable, regardless of whether his employment is terminated. If Mr. Noymer is terminated in connection with such a change in control event, then the vesting of 100% of then-unvested shares subject to Mr. Noymer's outstanding equity awards will be accelerated and will become fully vested and exercisable.

        Mr. Noymer's employment agreement also provides for certain severance benefits if his employment is terminated without cause or if he resigns for good reason, the cash amount of which consists of 75% of his annual base salary payable over the six month period following his termination date. In addition, if Mr. Noymer is terminated upon certain change in control events, then Mr. Noymer will be entitled to severance benefits in addition to the equity acceleration described above, including a one-time cash payment equal to his annual base salary.

        The compensation committee recently approved an increase in the annual salary of Mr. Noymer from $282,500 to $300,100. The compensation Committee determined that this salary increase is subject to and effective upon approval of Mr. Rigby's salary increase by the Company's shareholders.

Employee Benefit Plans

Amended and Restated 2009 Stock Incentive Plan and 2013 Stock Incentive Subplan

        On June 18, 2009, we adopted our 2009 Stock Option Plan, or the 2009 Plan. Our board of directors and shareholders approved an amendment and restatement of the 2009 Plan, or the Restated 2009 Plan, in February 2015 and March 2015, respectively. The Restated 2009 Plan permits the grant of stock awards to our directors, employees, officers, consultants and service providers.

        In 2013, we adopted our 2013 Stock Incentive Subplan, or the 2013 Plan as an annex to the 2009 Plan under which options were granted to individuals performing services on behalf of our United States subsidiary. Our board of directors has decided to discontinue making awards under the 2013 Plan annex.

        As of June 15, 2015, options to purchase an aggregate of 1,175,235 ordinary shares were outstanding and 876,299 ordinary shares were available for future grant, under our 2009 Stock Option Plan.

        Under the Restated 2009 Plan, subject to ratification by our board of directors, there will be annual increases to the reserved pool, starting January 1, 2019 through (and including) January 1, 2026 equal to (a) four percent of the total ordinary shares outstanding on December 31 of the preceding year, or (b) such lesser number of ordinary shares as determined by our board of directors prior to January 1 of such year.

        Any shares underlying an award that expires, is cancelled or terminated or forfeited for any reason (and without having been exercised, in the case of an option) shall be returned to the reserved pool of shares and shall again be available for grant under the Restated 2009 Plan, unless the committee or the board determines otherwise.

        The Restated 2009 Plan is administered by our board of directors or a committee designated by our board of directors, which determines, subject to Israeli or other applicable law, the grantees of stock awards, the terms of such awards, including exercise prices in the case of options and stock appreciation rights, vesting schedules, acceleration of vesting, the type of option or other award, and the other matters necessary or desirable for, or incidental to the administration of the Restated 2009 Plan. The Restated 2009 Plan provides for the issuance of stock awards under various country regimes including Israeli and U.S. tax regimes. Permissible awards under the Restated 2009 Plan include options, restricted share awards, restricted share unit awards, and other share-based awards.

        The Restated 2009 Plan provides that options granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents are intended to qualify for special tax treatment under the "capital gains track" provisions of Section 102(b)(2) of the Ordinance. Under the Restated 2009 Plan, our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

        Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and who are Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, which provides the most favorable tax treatment for grantees, permits the issuance to a trustee under the "capital gains track." In order to comply with the terms of the capital gains track, all options granted under a specific plan and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of such options and other shares received following any realization of rights with respect to such options, such as share dividends and share splits, must be registered in the name of a trustee selected by the board of directors and held in trust for the benefit of the relevant employee, director or officer. The trustee may not release these options or shares to the relevant grantee before the second anniversary of the registration of the options in the name of the trustee. However, under this track, we are not allowed to deduct an expense with respect to the issuance of the options or shares.

        Under the Restated 2009 Plan, the exercise price of options granted to individuals resident in Israel shall be determined by the administrator. Options granted under the Restated 2009 Plan to U.S. residents may qualify as "incentive stock options" ("ISOs"), or may be "nonstatutory stock options". The exercise price of options granted to U.S. residents will be the closing price our ordinary shares on the applicable stock exchange on the date of grant, except that the exercise price for ISOs granted to an optionee holding more than 10% of the voting power of our share capital must not be less than 110% of the fair market value of our ordinary shares on the date of grant.

        Under the Restated 2009 Plan, a maximum of 2,647,803 shares may be issued pursuant to the exercise of incentive stock options.

        Under the Restated 2009 Plan, for purposes of awards to "covered employees" intended to qualify as performance-based awards under Section 162(m) of the Code, a maximum of 100,000 shares subject to options may be granted to any one individual in any one calendar year; and a maximum of 100,000 shares considered "full value awards" (such as restricted share or restricted share units) may be granted to any one individual in any one calendar year.

        Options granted under the Restated 2009 Plan are subject to vesting schedules as determined by the committee or the board, and generally expire no later than ten years from the date of grant, unless a different term is provided in the option agreement.

        Under the Restated 2009 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of twelve months after the date of termination. If a grantee's employment or service is terminated for cause, all of the grantee's vested and unvested options expire on the date of termination. If a grantee's employment or service is terminated without cause or due to retirement, the grantee may exercise his or her vested options within three months after the date of termination, except as otherwise provided by the committee or in an award agreement. Any expired or unvested options are returned to the pool for reissuance.

        The exercise price and the number and/or type of shares issuable upon exercise of options under the Restated 2009 Plan shall be adjusted due to a share split (forward or reverse), share dividend, recapitalization or similar adjustment affecting our outstanding share capital.

        The Restated 2009 Plan provides that in the event of a merger or consolidation of our company, or a sale of all, or substantially all, of our shares or assets or other transaction having a similar effect on us, then without the consent of any grantee, our board of directors or its designated committee, as applicable, may but is not required to (i) cause any outstanding award to be assumed or an equivalent award to be substituted by such successor corporation, or (ii) in case the successor corporation refuses to assume or substitute the award (a) provide the grantee with the option to exercise the award as to all or part of the shares (even a portion not then otherwise vested) or (b) cancel the options against payment in cash in an amount determined by the board of directors or the committee as fair in the circumstances. Notwithstanding the foregoing, our board of directors or its designated committee may upon such event amend or terminate the terms of any award, including conferring the right to purchase any other security or asset that the board of directors shall deem, in good faith, appropriate. Pursuant to the foregoing provisions of the Restated 2009 Plan, our board of directors has determined that upon the occurrence of any such merger or similar event, the vesting of options granted to certain of our executive officers will accelerate, thereby enabling such officers to exercise those options (even to the extent not otherwise exercisable).

NO DISSENTERS' RIGHTS

        The corporate action described in this proxy statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a summary of transactions since January 1, 2012 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest. Share amounts have been retroactively adjusted to give effect to a forward share split of 7.75-for-1 of our shares effected on March 1, 2015 by way of an issuance of bonus shares for each share on an as-converted basis.

Sales of Preferred Shares

        The following table summarizes purchases of preferred shares by our executive officers, directors, and holders of more than 5% of our share capital since January 1, 2012:

Shareholder	Series C (shares)*	Series D (shares)*	Series E (shares)*	Total Purchase Price
Brian J. Stark	302,816	362,320	534,479	$10,166,347
Brown Bear Holdings LP(1)	—	614,102	88,366	$4,517,838
Samson Venture Partners I, LLC(2)	—	121,435	345,201	$3,675,034
SteadyMed Investors, LLC and SteadyMed Investors II, LLC(3)	—	596,587	1,082,327	$11,358,203
Entities affiliated with Deerfield Management Company L.P.	—	—	530,178	$4,500,010
Entities affiliated with Federated Investors Inc.	—	—	530,178	$4,500,010

*
Upon the completion of our initial public offering, all outstanding Series C preferred shares, Series D preferred shares and Series E preferred shares were converted into ordinary shares on a 1-for-1 basis.

(1)
Brian J. Stark, a member of our board of directors, is the sole member of Stark Raving Mad LLC, which is the general partner of Brown Bear Holdings LP.

(2)
Ron Ginor, a member of our board of directors, is the co-manager of Samson Venture Partners, LLC, which is the manager of Samson Ventures Partners I, LLC.

(3)
Keith Bank, a member of our board of directors, is the managing member of SteadyMed Investors II, LLC and of KB Partners, LLC, which is the managing member of SteadyMed Investors, LLC.

Investor Rights Agreement

        We and the holders of our preferred shares have entered into an agreement, pursuant to which these shareholders and warrant holders will have registration rights with respect to their ordinary shares.

Option Grants

        We have made option grants to certain of our directors and executive officers.

Employment Agreements and Change of Control Arrangements

        All of our named executive officers are at-will employees. They hold share options with accelerated vesting provisions that apply in certain circumstances in connection with a change of control.

Indemnification Agreements

        Our restated articles of association provide that we may indemnify each of our directors and officers to the fullest extent permitted by Israeli law. Furthermore, we have entered into indemnification agreements with each of our directors and officers.

Policy on Future Related Party Transactions

        All future transactions between us and our officers, directors, principal shareholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors and, as required under any applicable law, our shareholders.

 OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter or matters are properly brought before the meeting, the persons named as proxy holders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

STOCKHOLDER PROPOSALS

        From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders. Under the rules of the SEC, to be included in the proxy statement for our 2016 annual general meeting of shareholders, proposals must be received by us no later than March 4, 2016. Proposals to be raised from the floor of our 2016 annual meeting of shareholders must be delivered to us no earlier than the close of business on the date 120 days prior to our 2016 annual meeting, and no later than the close of business on the later of (i) 90 days before our 2016 annual meeting or (ii) ten days after notice of the date of our 2016 annual meeting is first publicly given.

ADDITIONAL INFORMATION

Householding of Proxies

        Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

        The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company's annual reports and proxy statements, please contact us at c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, or by calling us at (925) 272-4999.

        This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company's disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

        If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

        The Company's reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's website, www.steadymed.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business

Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned above. The content of our website, however, is not part of this proxy statement.

        You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (925) 272-4999.

Proxy Solicitation

        We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors
/s/ JONATHAN RIGBY Mr. Jonathan Rigby President, CEO, and Director
July 2, 2015

Exhibit A

STEADYMED LTD.

2015 COMPENSATION POLICY

1.
PURPOSE. This 2015 Compensation Policy (the "Policy") constitutes the Compensation Policy (as such term is defined in the Companies Law) of Steadymed Ltd. (the "Company") with respect to the determination of Terms of Office and Engagement of Office Holders (as such term is defined in the Companies Law), if and to the extent such determination is required by the Companies Law to be made pursuant to the Compensation Policy.

  This Policy is based on the following principles and considerations: (a) promotion of the annual goals and the targets of the Company, its work plan and long term policy; (b) creation of incentives to Office Holders of the Company, taking into account, among other things, the risk management policy of the Company; (c) adjustment of the incentives and rewards to Company's size and stage of development (compared to peer group companies), nature and operations; (d) in respect of employment and service conditions, which include varying components—matching incentives and rewards to the Office Holders' contribution in order to achieve Company's goals and maximize its cash management and future profits, all in long-term perspective and according to the role of the Office Holders.

2.
DEFINITIONS; CONSTRUCTION.

2.1.
"Affiliate" of any Person, shall mean any other Person that, directly or indirectly through one or more intermediaries, is controlled by such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

2.2.
"Applicable Law" shall mean any applicable law, rule, regulation, statute, extension order, judgment, order or decree of any federal, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading or quotation system on which the securities of the Company are then traded, listed or quoted.

2.3.
"Board" means the Board of Directors of the Company.

2.4.
"Committee" means the Compensation Committee of the Board, within the meaning of the Companies Law.

2.5.
"Companies Law" means the Israeli Companies Law, 5759-1999 together with the regulations promulgated thereunder, all as amended from time to time.

2.6.
"Director" means any member of the Board of Directors of the Company.

2.7.
"Executive" means any Office Holder who does not serve solely as a director.

2.8.
"Office Holders" means as set forth in the Companies Law, regardless of whether such Office Holder is employed by the Company or an Affiliate thereof.

2.9.
"Person" means (whether or not a capitalized term) any individual, corporation, partnership, limited liability Company, firm, joint venture, association, joint-stock Company, trust, estate, unincorporated organization or other entity.

2.10.
"Terms of Office and Engagement" means as defined in the Companies Law.

2.11.
Terms not otherwise defined herein shall have the meaning ascribed to them in the Companies Law, unless the context dictates otherwise. To the extent any provision herein conflicts with the conditions of any Applicable Law, the provisions of the Applicable Law shall prevail over this Policy and the Board is empowered hereunder to interpret and enforce such prevailing provisions. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". References to any law or regulation, rule or ordinance, including any section or other part thereof, shall refer to that as amended from time to time and shall include any successor law. The use of captions and titles in this Policy is for the convenience of reference only and shall not affect the meaning of any provision of this Plan.

  2.12.
  Nothing in this Policy shall confer upon any person, including, any Office Holder, any rights, entitlements, benefits or remedies whatsoever, including any right or entitlement to any compensation, remuneration or benefits of any kind or nature or to interfere with or limit in any way the right and authority of the Company or any of its Affiliates to determine any compensation, remuneration or benefits or to terminate the service or employment of any Office Holder. The Terms of Office and Engagement of an Office Holder shall only be as set in an agreement between such Office Holder and the Company or its Affiliates or in a written undertaking of the Company or its Affiliates or in a resolution of the relevant organ of the Company or such Affiliate setting forth the Terms of Office and Engagement and their applicability to the relevant Office Holder, and, in each case, as prescribed by Applicable Law. No representation or warranty is made by the Company in adopting this Policy, and no custom or practice shall be inferred from this Policy or the implementation thereof, which is specific and applied on a case-by-case basis.

  2.13.
  To the extent that an Office Holder's engagement or service is effected pursuant to an agreement between the Company or any Affiliate thereof, on the one hand, and an Affiliate of the Office Holder, on the other hand, then this Policy shall apply, mutatis mutandis, to the same extent as if the service or engagement would have been made pursuant to an agreement with the Office Holder personally. To the extent that an Office Holder's engagement or service (including, a Director in his capacity as such or in other capacities) is not through employment relations with the Company or any Affiliate thereof then this Policy shall apply, mutatis mutandis.

  2.14.
  This Policy shall not apply, and shall have no effect with respect to or derogate from, any Terms of Office and Engagement of any Office Holder which are in effect prior to the date of adoption of this Policy.

  2.15.
  To the extent that after the date on which this Policy is approved in accordance with the Companies Law relief is granted as to the mandatory or minimum requirements prescribed by Applicable Law to be included in a Compensation Policy as of the date hereof, or any limitation contained in this Policy is more stringent than that required by Applicable Law, than such relief or less stringent limitation shall be deemed incorporated by reference into this Policy notwithstanding anything else to the contrary, unless otherwise determined by the Board.

3.
SPECIFIC CONSIDERATIONS IN THE DETERMINATION OF TERMS OF OFFICE AND ENGAGEMENT.—With a view to achieving the general purpose and intent of the considerations as set above, the Terms of Office and Engagement of an Office Holder shall be predominantly based on the following considerations:

3.1.
The education, qualification, skills, expertise, professional experience, accomplishments, references, reputation, achievements of the Office Holder as they relate to the business of the Company;

  3.2.
  If applicable, the experience, references, reviews, achievements and sustained performance of the Office Holder over time with the Company and / or its Affiliates;

  3.3.
  The seniority, tenure and duration of employment with or service to the Company or its Affiliates;

  3.4.
  The job function, organizational level, position and areas of and scope of responsibility and authority of the Office Holder;

  3.5.
  The obligations, responsibilities, roles and objectives imposed on such Office Holder under Applicable Law;

  3.6.
  The need to retain Office Holders who have relevant skills, know-how or unique expertise;

  3.7.
  Prior Terms of Office and Engagement with the Company and its Affiliates or previous employers;

  3.8.
  The then current and prospective condition of the Company's business, affairs, budget, operations, activities, liabilities, financial results, plans and strategy;

  3.9.
  The terms of compensation of other groups of employees of the Company and its Affiliates that are determined to be relevant;

  3.10.
  The ratio between the Terms of Office and Engagement of the Office Holder and the salary (as defined in the Companies Law), and specifically the average and median salary (as defined in the Companies Law) of other employees of the Company, including for purposes of this section those engaged through manpower companies, and the effect of such differences on the employment environment in the Company;

  3.11.
  If the Terms of Office and Engagement include variable components, inclusion of provisions reducing variable components, and setting a limit on the exercise value of an equity variable component, all at the Board's discretion;

  3.12.
  If the Terms of Office and Engagement include termination benefits, the term of office or engagement of the Office Holder, the Office Holder's Terms of Office and Engagement during such period, the performance of the Company (or the applicable Affiliate or division) during such period, the Office Holder's contribution towards the Company's achievement of its goals and maximizing its profits, and the circumstances of termination;

  3.13.
  If the Terms of Office and Engagement include equity or equity-linked components, the value thereof, the anticipated incentive associated with such components and any dilution resulting from the issuance of the securities;

  3.14.
  Any requirements prescribed by the Companies Law, U.S. securities laws and NASDAQ rules, and any other Applicable Law, from time to time; and

  3.15.
  Such other considerations as are deemed relevant or applicable in the circumstances.

  3.16.
  General goals and objectives of the Company (or if applicable, the relevant Affiliate or division) and incentivizing the Office Holder to reach and achieve these goals.

  3.17.
  The specific goals or targets defined for the Executive or for which such Executive is recruited or retained and incentivizing the Office Holder to reach and achieve these goals.

  The relevancy and applicability of the foregoing considerations shall be weighed in each particular instance, taking into account that the Company is or will be, in the relatively near future, operating in various jurisdictions, each of which may differ significantly in the norms of its employment practices.

  The determination shall be made on the basis of all or part of the foregoing considerations and the weight of any particular consideration shall be as determined in the particular instance and based on the specific circumstances.

  The Company may, but shall not be required to, obtain advice from advisors and professionals for the purpose of assessing and determining the above considerations as the Company deems necessary, including, for the purpose of gathering relevant data, market research, labor practices and economic/cost analysis.

4.
COMPONENTS OF TERMS OF OFFICE AND ENGAGEMENT OF AN EXECUTIVE. The Terms of Office and Engagement of an Executive may include a combination of all or any part of the following components. In each instance, consideration shall be given as to which components are appropriate and their respective weight.

•
Base salary

•
Cash bonuses

•
Equity-based compensation

•
Benefits and perquisites

•
Retirement and severance arrangements

4.1.
Base Salary and Benefits.

4.1.1.
The amount of the Base Salary of Executive shall be determined based on the considerations set forth in Section 3 above.

4.1.2.
In addition to the base salary, the Terms of Office and Engagement of an Executive may include additional or related benefits as follows:

a.
Pension;

b.
Education fund;

c.
Severance pay;

d.
Managers insurance;

e.
Medical insurance (including vision and dental) and life insurance, including with respect to immediate family members;

f.
Disability insurance;

g.
Periodic medical examination;

h.
Leased car or company car (as well as bearing the cost of related expenses or reimbursement thereof), or the value of the use thereof, or transportation allowance;

i.
Telecommunication and electronic devices and communication expenses, including cellular telephone and other devices, personal computer/laptop, internet, etc. or the value of the use thereof;

j.
Paid vacation, including, if applicable, the redemption thereof;

k.
Sick days;

l.
Holiday and special occasion gifts;

m.
Recuperation pay;

n.
Expense reimbursement;

      o.
      Payments or participation in relocation and related costs and expenses;

      p.
      Exculpation and indemnification;

      q.
      General directors' and officers' liability insurance covering persons serving at present or in the future, from time to time, as directors and officers of the Company and its subsidiaries, including renewals thereof, with coverage substantially similar to the coverage in effect on the date of approval of this Policy, or as may be increased from time to time to reflect the circumstances at the time (including the Company's activities, size and status, markets at which its shares are traded etc.) and at premiums that are substantially similar to the premiums in effect on the date of approval of this Policy, or as may be increased from time to time (provided that the total premiums for a particular year do not exceed by more than 30% of the premiums payable under the then-effective coverage for the then current year);

      r.
      Directors' and officers' liability insurance with respect to specific events, such as public offerings, or with respect to periods to time following which the then existing insurance coverage ceases to apply, such as "run-off" coverage in connection with a change in control;

      s.
      Change-of-control provisions;

      t.
      Loans or advances;

      u.
      Professional or academic courses or studies;

      v.
      Business related journal or online subscriptions;

      w.
      Professional membership dues or subscription fees;

      x.
      Professional advice or analysis (such as pension, insurance and tax);

      y.
      Reasonable relocation and other travel costs for Executives and their families;

      z.
      Other benefits generally provided to Company employees (or any applicable Affiliate or division);

      aa.
      Other benefits or entitlements mandated by Applicable Law;

      bb.
      Other benefits and entitlements that are part of compensation practices in the industry, relevant geographical location, region of activity or jurisdiction;

    4.1.3.
    Any of the above benefits may include gross up of taxes and mandatory payments required to be made by Applicable Law.

    4.1.4.
    The Terms of Office and Engagement of an Executive may include a mechanism for salary updates and currency conversion calculations.

  4.2.
  Retirement and termination of service arrangements. The retirement and/or termination benefits may include the following benefits:

  4.2.1.
  Advance notice—advance notice upon termination of employment for a certain period of time, which in any case will not exceed a term of 6 months. During such period of time, the Executive Officer may be required to continue his employment with the Company;

  4.2.2.
  Severance pay—at least as required or facilitated under local laws in the relevant jurisdiction but no more than 36 months of Base Salary in connection with a change in control of the Company, 24 ((Increased to allow for future increases but these don't trump employment agreements)) months otherwise;

    4.2.3.
    Transition period—Executive may receive up to 12 months of Base Salary and benefits (i.e., excluding cash bonuses and Equity-based Awards as defined herein), taking into account the period of service or employment of the Executive, his/her service and employment conditions in the course of such period, Company's performance during such period, the contribution of the Executive Officer to the achievement of Company's targets and profits and the circumstances of the termination of employment.

    4.2.4.
    Health insurance for US or other Executive—payment of post-termination health insurance upon termination of employment in connection with a change in control for up to 36 months, up to 24 months otherwise.

  4.3.
  Cash Bonuses

  4.3.1.
  With respect to each year, an Executive Management Bonus Plan (the "Bonus Plan") shall be prepared, containing a set of objectives for all or any part of the Executives based on the Company's performance on a annual or long-term basis and pursuant to measurable criteria, as described in Section 4.3.4 below. The Bonus Plan may, but shall not be required to, be set out in individual agreements with the applicable relevant Executives. To the extent applicable, the Bonus Plan may be revisited during the annual period, including in order to account for recruitments and promotions during such year or significant changes in the Company's operations or business, an M&A transaction or material changes in the market(s) in which the Company operates.

  4.3.2.
  When determining the allocation of these criteria, the Committee and the Board will consider (on the basis of the recommendations of the Company's Chief Executive Officer (the "CEO") (with respect to Executives other than the CEO)): (i) emphasizing the high level of accountability to overall Company performance and financial results expected of each Executive; (ii) creating a personal link between each Executive's compensation and the achievement of the corporate goals; (iii) creating a personal link between each Executive's compensation and the achievement of business unit goals under his or her responsibility; and (iv) driving individuals to a high-performance culture.

  4.3.3.
  Notwithstanding the foregoing, the Terms of Office and Engagement of an Executive may provide that a non-material portion of his or her bonuses may be determined and granted on the basis of non-measurable criteria, considering the contribution of the Executive to the Company and its Affiliates.

  4.3.4.
  Examples of measurable criteria (which may be determined on a Company-wide or divisional basis) that may be considered for an annual bonus:

  (a)
  Financial results (whether GAAP or non-GAAP);

  (b)
  Sales and marketing objectives;

  (c)
  Increase in market capitalization;

  (d)
  Cost savings;

  (e)
  Efficiency metrics;

  (f)
  Execution of projects;

  (g)
  Internal and external customer satisfaction;

  (h)
  Promotion of strategic targets;

  (i)
  Promotion of innovation;

  (j)
  Employee evaluation surveys;

      (k)
      Regulatory and legal targets;

      (l)
      Success in raising capital;

      (m)
      Attainment of milestones;

      (n)
      Clinical trials;

      (o)
      Business development and licensing goals;

      (p)
      Meeting the Company's budget; and

      (q)
      Compliance with corporate governance rules.

    4.3.5.
    Examples of non-measurable criteria that may be considered under Section 4.3.3 include:

    (a)
    Contribution to the Company' business, profitability and stability;

    (b)
    The need to retain an Executive with skills, know-how or unique expertise;

    (c)
    The responsibility imposed on an Executive;

    (d)
    Changes that occurred in the responsibility imposed on an Executive during the year;

    (e)
    Performance satisfaction, including assessing the degree of involvement of an Executive and devotion of efforts in the performance of the Executive's duties);

    (f)
    Assessment of an Executive's ability to work in coordination and cooperation with other employees; and

    (g)
    Contribution to an appropriate control environment and ethical environment.

    4.3.6.
    The annual cash bonus for an Executive will not exceed in any given year the following:

    a.
    CEO—100% of the Executive Officer's annual Base Salary;

    b.
    Other Executive Officers—80% of the Executive Officer's annual Base Salary.

  4.4.
  Equity-Based Compensation.

  4.4.1.
  Equity awards will be made in the manner prescribed by the Company's Amended and Restated 2009 Stock Incentive Plan, as amended, and under such other equity plans for employees of the Company or its Affiliates that the Company may adopt from time to time (the "Equity Plans").

  4.4.2.
  Equity awards will be subject to an overall vesting period or reverse-vesting, as applicable of no less than two (2) years (including, periodic vesting dates during such period and portions that may be fully vested upon grant). The above minimum vesting or holding period is an appropriate incentive, on a long-term basis. As set forth in the Equity Plans, the Equity Plan administrator shall also have the authority to determine the specific vesting schedule, including partial or full acceleration of vesting of equity awards in certain events, including termination events or change in control, as the Equity Plan administrator deems appropriate, as well as other adjustments, modifications and changes (including re-pricing and extension of periods) to the terms of the equity awards (which adjustments, modifications and adjustments may be made either at the time of approval of the award or at any time thereafter), as permitted under the terms of the Equity Plans and subject to applicable law and regulatory or applicable tax authorities approvals.

  4.4.3.
  The Equity awards will not exceed in value (based on accepted valuation methods), on the date of grant, per vesting annum (calculated on a linear basis), the following amounts:

  a.
  CEO—750% ((Matches ratio below))of his annual Base Salary;

      b.
      Other Executive—600% of his annual Base Salary.

    4.4.4.
    The Company may approve to continue the vesting and/or the exercise eligibility of an Executive's equity awards after termination of such Office Holder's service or engagement, in excess of the provisions of the Equity Plans (including, during transition or adjustment periods or thereafter).

    4.4.5.
    The Board and/or the Committee may amend other terms of an Executive's grant(s) to the extent provided in the applicable Equity Plan.

  4.5.
  Overall compensation—Ratio between fixed and variable compensation. The ratio between the fixed compensation (Base Salary) and the variable compensation (Cash Bonus; Equity-awards) will be up to 1:7.5 for CEO and 1:6 for other Executive.

5.
COMPONENTS OF TERMS OF OFFICE AND ENGAGEMENT OF A DIRECTOR. The Terms of Office and Engagement of a Director, excluding External Director (as defined in the Companies Law) or a director who is a member of the Compensation Committee, may include a combination of all or any part of the components mentioned in Section 4 above. In each instance, a consideration shall be made as to which components are appropriate and their respective weight. The Terms of Office and Engagement of an External Director and a director who is a member of the Compensation Committee, shall be subject to the Companies Law, and may be determined as permitted by the Companies Law and the applicable regulations promulgated thereunder.

6.
RECOUPMENT. The Terms of Office and Engagement of an Office Holder shall include provisions that require an Office Holder to repay to the Company amounts paid to such Officer Holder as part of the Terms of Office and Engagement, if they were paid on the basis of figures that later transpired to be incorrect and were restated in the Company's financial statements. The Compensation Committee shall be entitled to determine the amounts and conditions of such repayment, which may include terms under which (i) repayment will be made either on a pre-tax basis or an after-tax basis, unless and to the extent the Office Holder was able to recoup tax payments made with respect to the amounts to be repaid, (ii) the period of time after which no repayment obligation shall arise from the date on which the original payments was due to be made, which period shall be no less than 1 year (iii) the period of time of no more than 36 months over which the repayment payments to the Company shall be made and the ability to make the repayment in installments, (iv) no repayment obligation shall arise in the event that the reason or basis for the restatement was due to changes in the Applicable Law, including generally acceptable accounting principles or financial reporting standards; and (v) such other provisions as determined in each case. Nothing in this Section 6 shall derogate or limit from any other or similar provisions imposed on an Office Holder by Applicable Law.

7.
EFFECTIVENESS; TERM.

7.1.
This Policy shall take effect upon its approval in accordance with the Companies Law.

7.2.
This policy will remain in force for a period of three years as of the date of its approval by the General Meeting of Company's Shareholders except that it will terminate at the earlier of (i) such time that the Policy is no longer in effect under the Companies Law, or (ii) such time as the Company as the determination of Terms of Office and Engagement of Office Holders is not required to be made pursuant to a Compensation Policy under the Companies Law, including, without limitation of the foregoing, in the event that the Company ceases to be a Public Company (as defined in the Companies Law), in which case this Policy shall have no effect with respect to Terms of Office and Engagement of Office Holders with respect to the period after the Company ceasing to be a Public Company.

8.
NON-EXCLUSIVITY OF THIS POLICY.

8.1.
Neither the adoption of this Policy nor the submission of this Policy to shareholders of the Company for approval (to the extent required under the Companies Law), shall be construed as creating any limitations on the power or authority of the Board or the Committee to adopt such other or additional incentive or other compensation arrangements of whatever nature as they may deem necessary or desirable or preclude or limit the continuation of any other policy, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

9.
GOVERNING LAW. The Policy shall be governed by the laws of the State of Israel, excluding its conflict of law rules, except with respect to matters that are subject to tax or labor Laws in any specific jurisdiction, which shall be governed by the respective Laws of such jurisdiction. Certain definitions, which refer to Laws other than the Laws of such jurisdiction, shall be construed in accordance with such other Laws.

10.
SEVERABILITY. If any provision of this Policy shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Policy shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

STEADYMED, LTD. ANNUAL GENERAL MEETING OF SHAREHOLDERS August 6, 2015 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, A VOTE “FOR” THE ELECTION OF THE EXTERNAL DIRECTORS, AND A VOTE “FOR” PROPOSALS 3 THROUGH 8. Please mark your votes like this 1. To elect two directors named, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders; (a) Ron Ginor (b) Brian J. Stark FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To elect two external directors of the Company, each for a term of three years, to hold office until our 2018 Annual General Meeting of Shareholders; (a) Donald Huffman (b) Elizabeth Cermak FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. To approve the annual retainer fees to be paid to the external directors and the non-employee directors; FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 4. To approve the grant of stock options to the external directors and the non-employee directors; FOR AGAINST ABSTAIN 5. To approve the execution of indemnification agreements with the external directors; FOR AGAINST ABSTAIN 6. To approve the increase in the annual salary of the Chief Executive Officer; FOR AGAINST ABSTAIN 7. To approve the adoption by the Company of a compensation policy; FOR AGAINST ABSTAIN 8. To appoint Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015; and 9. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any postponements or adjournments of the meeting All shareholders are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting after revoking your proxy prior to the meeting. By signing this Proxy, the undersigned hereby declares not to be a “Controlling Shareholder” or have a “Personal Interest”, as such terms are defined in the Israeli Companies Law, 1999, with respect to any of the proposals above. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature Date , 2015. Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. X PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2015 The proxy statement and proxy card are available at http://www.cstproxy.com/steadymed/2015 STEADYMED LTD. 5 Oppenheimer Street Rehovot 7670105, Israel NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON August 6, 2015 This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SteadyMed Ltd., an Israeli corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual General Meeting of Shareholders to be held on Thursday, August 6, 2015 at 10:00 a.m. local time, at the offices of SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583. At the meeting, shareholders will vote on (i) the election of two directors, (ii) the election of two external directors, (iii) the annual retainer fees to be paid to the external directors and the non-employee directors, (iv) the grant of stock options to the external directors and the non-employee directors, (v) the execution of indemnification agreements with the external directors, (vi) an increase in the annual salary of the Chief Executive Officer; (vii) the adoption by the Company of a compensation policy, and (viii) the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as our independent auditor for the year ending December 31, 2015, and will transact any other business that may properly come before the meeting although we know of no other business to be presented. The record date for the meeting is June 15, 2015. Only shareholders of record at the close of business on that date are entitled to vote at the meeting. By signing and returning the proxy card, you authorize Jonathan M.N. Rigby, Chief Executive Officer of SteadyMed, to represent you and vote your shares at the meeting in accordance with your instructions. He may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. Any and all proxies heretofore given by the undersigned are hereby revoked. (Continued and to be marked, dated and signed, on the other side)